    As filed with the Securities and Exchange Commission on August 5, 1996
                                                      Registration No. _________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       LONG DISTANCE DIRECT HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

        Nevada                                         33-0323376
(State or other jurisdiction               (I.R.S. Employer Identification No.)
of incorporation or organization)

                             1995 STOCK OPTION PLAN
                            (Full title of the plan)

                                 Steven Lampert
                                1 Blue Hill Plaza
                           Pearl River, New York 10965
                                  (914)620-0765
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
- ------------------------------------------------------------------------------------------------
                                             Proposed           Proposed
                                             Maximum            Maximum
Title of                Amount               Offering           Aggregate      Amount of
Securities to           to be                Price              Offering       Registration
be Registered           Registered(1)        Per Share(2)       Price(2)       Fee(2)
- ------------------------------------------------------------------------------------------------
Common Stock,
$.001 par value       2,000,000 shares         $ 5.75         $11,500,000       $3,966

(1) The number of shares being registered is the maximum aggregate number of shares presently issuable under the Plan. The registration statement also includes an indeterminable number of additional shares that may become issuable under the 1995 Stock Option Plan pursuant to anti-dilution provisions.

(2) Computed pursuant to Rule 457(h) on the basis of the average of the bid and asked price of the Common Stock on July 31, 1996.
================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents of Long Distance Direct Holdings, Inc., a Nevada corporation (the "Company") filed with the Securities Exchange Commission are incorporated by reference into this Registration Statement:

                  (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (b) All other reports filed by the Company pursuant to
Section 13(a) or 15(d) of the Exchange Act since the end of the Company's fiscal year ended December 31, 1995.

                  Any statement contained in a document incorporated in this Registration Statement by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other document subsequently filed pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, which also is or is deemed to be incorporated in this Registration Statement by reference modifies or replaces such statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  The Company's total authorized common stock consists of 30,000,000 shares, par value of $0.001 per share. When issued, all shares will be fully paid and nonassessable. Each share is entitled to one vote at shareholders' meetings and is equal to each other share with respect to voting rights, liquidation rights and dividend rights. Shareholders do not have preemptive rights to purchase additional shares. Cumulative voting is not permitted so that holders of more than 50% of the issued and outstanding shares present at a meeting would be able to elect the entire Board of Directors and the minority shareholders would not be able to elect a representative.

ITEM 5.           INTEREST OF NAMED EXPERTS AND COUNSEL.

                  The legality of the Registrant's securities being registered will be passed upon by Day Campbell & McGill, special securities counsel for the Registrant. Members of the firm of Day Campbell & McGill firm owned an aggregate of 330,434 shares of the Registrant's Common Stock and options to purchase 260,000 shares of the Registrant's Common Stock on the effective date of this Registration Statement.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Company's Articles of Incorporation provides that (a) the personal liability of a director or officer to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer shall be eliminated to the fullest extent permissible under Nevada law except for: (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (ii) the payment of distributions in violation of Section
78.300 of the Nevada Revised Statutes, and (b) if the Nevada Revised Statutes are hereinafter amended to authorize the further elimination or limitation of the liability of a director or officer, then the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, so as amended.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended (the "Securities Act") and is therefore unenforceable.

ITEM 7.   EXEMPTION FROM REGISTRATION.

          Not applicable.

ITEM 8.   EXHIBITS.

          EXHIBIT                                 DESCRIPTION
          -------                                 -----------

           5                    Opinion of Day Campbell & McGill as to the legality of the securities being registered.

          10.5                  1995 Stock Option Plan.*

          10.6                  Amendment No. 1 to 1995 Stock Option Plan.

          24.1                  Consent of Adelman, Katz and Mond, LLP.

          24.2                  Consent of Day Campbell & McGill (included in its opinion
                                filed as Exhibit 5).


* Incorporated by reference to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995.

ITEM 9.  UNDERTAKINGS.

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                          (iii) To include any material information with respect
to the plan of distribution not previously disclosed in the registration statement or any material change to that information in the registration statement.

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pearl River, State of New York, on July 30, 1996.

                                            LONG DISTANCE DIRECT HOLDINGS, INC.

                                            By: Steven Lampert
                                                --------------------------------
                                                Steven Lampert, President

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Michael Preston, Secretary of the registrant, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date                       Signature                            Title
- ----                       ---------                            -----

July 30, 1996     Steven Lampert                       President (principal executive officer) and
                  -------------------------------
                  Steven Lampert                       Director

July 30, 1996     Michael Preston                      Vice President of Finance (principal financial
                  -------------------------------
                  Michael Preston                      officer) and Director

                                  EXHIBIT INDEX

        EXHIBIT
        NUMBER                             DESCRIPTION
        ------                             -----------

         5 Opinion of Day & Campbell as to the legality of securities being registered.

        10.5             1995 Stock Option Plan*

        10.6             Amendment No. 1 to 1995 Stock Option Plan

        24.1             Consent of Adelman, Katz and Mond, LLP

        24.2             Consent of Day Campbell & McGill (included in its
                         Opinion filed as Exhibit 5).

- ---------------------
*Incorporated by reference to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995.